Exhibit 10.1
STOCK PURCHASE OPTION AGREEMENT

This Stock Purchase Option Agreement ("Agreement") is made and entered into as of November 14, 2013 ("Effective Date"), by and between NMC Corp., a company organized under the laws of the Province of Ontario, Canada ("Seller" or “NMC”), and African Graphite, Inc., a Nevada corporation ("Buyer"). Seller and Buyer are sometimes together referred to in this Agreement as the "Parties" and individually as a "Party."

RECITALS

WHEREAS, Seller entered into an Option Agreement dated  March 29, 2013, as amended on November 4, 2013, attached as Exhibit B hereto (the “Option Agreement”) with Centre for Geoscience Research CC, a company organized under the laws of the Republic of Namibia ("Centre"), whereby Centre agreed to transfer to Gazania Investments Two Hundred and Forty Two (Proprietary) Limited (2013/0744), a company organized under the laws of the Republic of Namibia, and a majority-owned subsidiary of NMC (the “Subsidiary”), 100% undivided interest in the exclusive prospecting license No. 3895 known as AUKUM originally issued to Centre by the government of the Republic of Namibia on April 4, 2011 and renewed on April 4, 2013 (the “License”);

WHEREAS, upon closing of the transactions contemplated by the Option Agreement, Seller will own the License through the Subsidiary;

WHEREAS, Seller has agreed to offer Buyer the exclusive option to purchase the 90% ownership interest in the Subsidiary (the “Interest”) upon the terms and conditions and for the consideration set forth in this Agreement; and

WHEREAS, Buyer desires to accept such option, upon the terms and conditions and for the consideration set forth in this Agreement, for the right to purchase the Interest from Seller;

NOW, THEREFORE, in consideration of the covenants, premises and agreements herein contained, the sufficiency and adequacy of which is hereby acknowledged by each of the Parties, the Parties hereto agree as follows:

1.           Incorporation of Recitals. The Recitals set forth above are material and by this reference are incorporated herein and made a part of this Agreement.

2.           Definitions.

"Affiliate" shall have the meaning ascribed to it in the Securities Act.

“Corporate Records” shall have the meaning as used in Section 7(j) hereof.

“Encumbrances” has the meaning ascribed thereto in Section 6(c).

"Exercise Financial Statements" has the meaning ascribed thereto in Section 9.3.

“Exercise Period" shall mean the period commencing on the Option Grant Closing Date and continuing until 5:00 p.m. (New York time) on March 31, 2014.

"Exercise Price" has the meaning ascribed thereto in Section 3.2.

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Authority” means the United States, any state or municipality, the government of any foreign country, any subdivision of any of the foregoing, or any authority, department, commission, board, bureau, agency, court, or instrumentality of any of the foregoing.

“Indemnification” has the meaning ascribed thereto in Section 9.6.

“Indemnified Party” has the meaning ascribed thereto in Section 9.6.

“Knowledge” means the actual knowledge of such Person or its Affiliates.

"Laws" means applicable laws (including, without limitation, common law), statutes, by-laws, published rules, regulations, orders, decisions, treaties, decrees, judgments, awards or securities or commodities related policies, in each case, of any Governmental Authority.

“Lien” means any mortgage, lien, pledge, security interest, easement, conditional sale or other title retention agreement, or other encumbrance of any kind.

"Material Adverse Change" means any change or effect (or any condition, event or development involving a prospective change or effect) in the affairs, business, operations, results of operations, assets, capitalization, financial condition, licenses, permits, concessions, rights, liabilities, prospects or privileges, whether contractual or otherwise (in this definition collectively referred to as "business"), of NMC or the Subsidiary including, without limitation, any regulatory restrictions, limitations on the business or any breaches of material agreements including, without limitation, this Agreement or Laws which is or could reasonably be expected to be materially adverse to the business of NMC or the Subsidiary considered as a whole, or to the value of the License to Buyer other than such changes or effects that are the direct result of events outside of the control of Seller and/or any of its Affiliates provided that Seller and/or its Affiliates, as applicable, have made reasonable commercial efforts to prevent such changes or effects and, for greater certainty, shall exclude without limitation, such changes or effects resulting directly from general economic conditions or from financial, currency exchange rate and general securities or commodity market conditions (including, without limitation, commodity price fluctuations) that are outside the control of Seller and/or any of its Affiliates.

“Material Adverse Effect” means any effect resulting from Material Adverse Change.

“Minute Books” shall have the meaning as used in Section 7(j) hereof.

"Option Exercise Closing" means the closing of the purchase and sale of the License upon the exercise of the Option.

"Option Exercise Closing Date" means the date on which the Option Exercise Closing occurs, such date being no later than March 31, 2014 unless otherwise agreed by the Parties.

"Option Exercise Date" means the date on which the written notice contemplated by Section 3.2 is delivered.

"Option Grant Closing" means the closing of the grant of the Option in accordance with this Agreement.

"Option Grant Closing Date” means the date on which the Option Grant Closing occurs, such date being no later than March 31, 2014 unless otherwise agreed by the Parties.

“Option Exercise Notice” has the meaning ascribed thereto in Section 3.2.

“OTC Company” means Zewar Jewellery, Inc., a U.S. publicly traded company to be acquired by Buyer in the Reverse Merger simultaneously with the Option Grant Closing and the issuer of securities in a private placement financing to be closed immediately prior to or simultaneously with the Option Grant Closing pursuant to a subscription agreement substantially in the form of Annex A hereto (the “Subscription Agreement”).

"Parties" and "Party" have the respective meanings ascribed to them in the introductory paragraph of this Agreement.

“PCAOB” means the Public Company Accounting Oversight Board, as regulated by the U.S. Securities and Exchange Commission (“SEC”).

"Person" means any individual, sole proprietorship, partnership, incorporated association, unincorporated syndicate, unincorporated organization, trust, company, corporation, Governmental Authority, and a natural person in such person's capacity as trustee, executor, administrator or other legal representative.

“Returns” shall have the meaning as used in Section 7(i) hereof.

“Reverse Merger” means the transaction resulting in the shareholders of Buyer acquiring control of the OTC company and Buyer becoming a wholly-owned subsidiary of the OTC Company.

“Securities Act” means the Securities Act of 1933, as amended.

"Subsidiary" means Gazania Investments Two Hundred and Forty Two (Proprietary) Limited, a company organized under the laws of the Republic of Namibia.

“Tax” or “Taxes” means any and all federal, state, local and foreign taxes, including, without limitation, gross receipts, income, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, assessments, governmental charges and duties together with all interest, penalties and additions imposed with respect to any such amounts and any obligations under any agreements or arrangements with any other person with respect to any such amounts and including any liability of a predecessor entity for any such amounts.

3.           Option.

3.1           Grant of Option to Purchase License. Subject to the terms and conditions of this Agreement, Seller hereby grants to Buyer the exclusive irrevocable right to purchase from Seller during the Exercise Period all (but not less than all) of the Interest effective as of the Option Grant Closing (the “Option”).

3.2           Exercise of Options; Exercise Price. In order to exercise the Option, Buyer must provide an irrevocable, written notice during the Exercise Period to Seller of Buyer's exercise of the Option (the “Option Exercise Notice”) and purchase all of the Interest as soon as practicable thereafter. As consideration for the purchase and sale of the Interest hereunder, Buyer shall (i) pay to Seller an aggregate amount of $240,000 (the “Exercise Price”) of which $90,000 (the “Advance Payment”) will be paid at the Option Grant Closing and the balance of $150,000 will be paid at the Option Exercise Closing, and (ii) cause the OTC Company to issue to Seller 1,615,385 shares of its common stock, subject to adjustment for any stock splits (the "Shares"), at the Option Grant Closing as set forth in Section 9.6 hereof.

3.3           Option Exercise Closing. Upon the valid exercise of the Option, subject to the terms and conditions contained in this Agreement, Buyer shall purchase all of the Interest from the Seller and the Seller shall sell all of the Interest to Buyer, free and clear of any and all Encumbrances and the Option Exercise Closing shall occur as soon as practicable thereafter and in no circumstance later than 10 days following the Option Exercise Date, unless:

(a)           otherwise agreed upon in writing by all of the Parties; or

(b)           the Option Exercise Closing is delayed as a result of the Seller’s failure to satisfy the closing conditions required for the Option Exercise Closing provided that:

(i)	Seller has diligently sought, and is continuing to diligently seek, satisfaction of such closing conditions; and

(ii)	unless otherwise agreed upon in writing by all of the Parties, under no circumstances shall the Option Exercise Closing occur later than March 31, 2014.

4.           Option Grant Closing and Option Exercise Closing.

4.1           Place and Time of Closing.

(a)           The Parties shall proceed diligently to complete all outstanding matters to be completed prior to the Option Grant Closing, with a view to completing the Option Grant Closing as soon as is reasonably possible. The Option Grant Closing shall take place at the offices of Ofsink, LLC, 900 Third Avenue, 5th Floor, New York, New York 10022, at 10:00 a.m. (New York time) on the Option Grant Closing Date, or at such other time and place as Seller and Buyer mutually agree upon, orally or in writing.

(b)           The Parties shall proceed diligently to complete all outstanding matters to be completed prior to the Option Exercise Closing, with a view to completing the Option Exercise Closing as soon as is reasonably possible. The Option Exercise Closing shall take place at the offices of Ofsink, LLC, 900 Third Avenue, 5th Floor, New York, New York 10022, at 10:00 a.m. (New York time) on the Option Exercise Closing Date, or at such other time and place as Seller and Buyer mutually agreed upon, orally or in writing.

4.2           Deliveries at the Option Grant Closing.

(a)           At the Option Grant Closing, Seller shall deliver to Buyer:

(i)
a certificate executed on Seller’s behalf by an appropriate officer certifying that the representations and warranties of Seller contained in this Agreement are true and correct in all material respects as of the date when made and as of the Option Grant Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and that Seller have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Seller at or prior to the Option Grant Closing Date;

(ii)	reserved;

(iii)	a certified copy of the resolutions of the board of directors and shareholders of Seller approving the transactions contemplated hereby;

(iv)	an opinion of Lorentz Angula Incorporated, the Namibian counsel for Seller, dated as of the Option Grant Closing Date in the form of Exhibit A hereto;

(v)	an opinion of a legal counsel for Seller admitted to practice in the Province of Ontario, Canada, dated as of the Option Exercise Closing Date in the form of Exhibit C hereto; and

(vi)	all such other assurances, consents, agreements, documents and instruments as may be reasonably required by Buyer to complete the transactions provided for in this Agreement.

(b)           At the Option Grant Closing, Buyer shall deliver to Seller:

(i)	wire transfer in the amount equal to $90,000.

4.3           Deliveries at the Option Exercise Closing.

(a)           At the Option Exercise Closing, Seller shall deliver to Buyer:

(i)
a certificate executed on Seller’s behalf by an appropriate officer certifying that the representations and warranties of Seller contained in this Agreement are true and correct in all material respects as of the date when made and as of the Option Exercise Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and that Seller have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Seller at or prior to the Option Grant Closing Date;

(ii)	a certificate of status of good standing with the issuance date not more than ten (10) days prior to the Option Exercise Closing date, for the Subsidiary;

(iii)	an opinion of Lorentz Angula Incorporated, the Namibian counsel for Seller, dated as of the Option Exercise Closing Date in the form of Exhibit A hereto;

(iv)	an opinion of a legal counsel for Seller admitted to practice in the Province of Ontario, Canada, dated as of the Option Exercise Closing Date in the form of Exhibit C hereto

(v)	stock certificate(s) representing the Interest duly endorsed for transfer to Buyer;

(vi)	resignations of all of the directors of the Subsidiary, in a form suitable for immediate acceptance, together with a complete release and discharge in the form acceptable to Buyer;

(vii)	all such evidence and confirmation as may be reasonably required by Buyer confirming that the Subsidiary has paid any and all liabilities as contemplated by Section 9.3;

(viii)
all such evidence and confirmation as may be reasonably required by Buyer confirming that the transfer of the License to the Subsidiary pursuant to the Option Agreement has been registered with the required Governmental Authority of the Republic of Namibia as contemplated by Section 9.4;

(ix)	all such other assurances, consents, agreements, documents and instruments as may be reasonably required by Buyer to complete the transactions provided for in this Agreement.

(b)           At the Option Exercise Closing, Buyer shall deliver to Seller:

(i)	wire transfer in the amount equal to $150,000 made directly to Centre according to the wire instructions attached hereto as Exhibit E;

(ii)	all such other assurances, consents, agreements, documents and instruments as may be reasonably required by Seller to complete the transactions provided for in this Agreement.

5.           Conditions to Option Grant Closing and Option Exercise Closing.

5.1           Buyer’s Conditions to Option Grant Closing. The obligations of Buyer to consummate the transactions contemplated by this Agreement with respect to the Option Grant Closing are subject to the satisfaction of the following conditions:

(a)           The representations and warranties of Seller herein contained shall be true as of the Option Grant Closing;

(b)           All obligations, covenants and agreements of Seller contained in this Agreement to be performed prior to or at Option Grant Closing shall have been performed or complied with by Seller;

(c)           All of the deliveries contemplated by Section 4.1(a) shall have been delivered to Buyer;

(d)           No Material Adverse Change shall have occurred on or after December 31, 2012 to the Option Exercise Closing;

(e)           Without limitation to the foregoing, there shall be no litigation or proceedings pending against Seller, or the Subsidiary wherein an unfavorable result would:

(i)	prevent consummation of the transactions contemplated by this Agreement;

(ii)	cause any of the transactions contemplated by this Agreement to be rescinded following consummation;

(iii)	materially affect adversely the rights of the Subsidiary to own its assets and to operate' its business (and no injunction, judgment, artier, decree or ruling to such effect shall be in effect).

5.2           Seller’s Conditions to Option Grant Closing. The obligations of Seller to consummate the transactions contemplated by this Agreement with respect to the Option Grant Closing are subject to the satisfaction of the following conditions:

(a)           The representations and warranties of Buyer herein contained shall be true as of the Option Grant Closing;

(b)           All obligations, covenants and agreements of Buyer contained in this Agreement to be performed prior to or at Option Grant Closing shall have been performed or complied with by Buyer.

5.3           Buyer’s Conditions to Option Exercise Closing. The obligations of Buyer to consummate the transactions contemplated by this Agreement with respect to the Option Exercise Closing are subject to the satisfaction of the following conditions:

(a)           The representations and warranties of Seller herein contained shall be true as of the Option Exercise Closing;

(b)           All obligations, covenants and agreements of Seller contained in this Agreement to be performed prior to or at Option Exercise Closing shall have been performed or complied with by Seller;

(c)           All of the deliveries contemplated by Section 4.3(a) shall have been delivered to Buyer;

(d)           No Material Adverse Change shall have occurred on or after December 31, 2012 to the Option Grant Closing;

(e)           Without limitation to the foregoing, there shall be no litigation or proceedings pending against Seller, or the Subsidiary wherein an unfavorable result would:

(i)	prevent consummation of the transactions contemplated by this Agreement;

(ii)	cause any of the transactions contemplated by this Agreement to be rescinded following consummation;

(iii)	materially affect adversely the rights of the Subsidiary to own its assets and to operate' its business (and no injunction, judgment, artier, decree or ruling to such effect shall be in effect).

5.4           Seller’s Conditions to Option Exercise Closing. The obligations of Seller to consummate the transactions contemplated by this Agreement with respect to the Option Exercise Closing are subject to the satisfaction of the following conditions:

(a)           The representations and warranties of Buyer herein contained shall be true as of the Option Grant Closing;

(b)           All obligations, covenants and agreements of Buyer contained in this Agreement to be performed prior to or at Option Grant Closing shall have been performed or complied with by Buyer.

(c)           Buyer shall have delivered to Seller the Option Exercise Notice.

(d)           All of the deliveries contemplated by Section 4.3(b) shall have been delivered to Buyer;

6.           Representations and Warranties of Seller with respect to the Interest. Seller hereby represents and warrants to Buyer that:

(a)           Organization and Standing.  Seller is duly incorporated and validly existing under the laws of the Province of Ontario, Canada, and has all requisite corporate power and authority to own or lease its properties and assets and to conduct its business as it is presently being conducted.

(b)           Capacity of Seller; Authorization; Execution of Agreements.  Seller has all requisite power, authority and capacity to enter into this Agreement and to perform the transactions and obligations to be performed by it hereunder.  The execution and delivery of this Agreement by Seller, and the performance by Seller of the transactions and obligations contemplated hereby, including, without limitation, the grant of the Option and sale of the Interest to Buyer hereunder, have been duly authorized by all requisite corporate action of Seller.  This Agreement constitutes a valid and legally binding agreement of Seller, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of the Province of Ontario, Canada, affecting the enforcement of creditors’ rights or remedies in general from time to time in effect and the exercise by courts of equity powers or their application of principles of public policy.

(c)           Title to Interest.  Seller shall be the sole record and beneficial owner of the Interest and will have sole managerial and dispositive authority with respect to the Interest as of the Option Exercise Closing Date.  Seller has not and will not grant any person a proxy with respect to the Interest that has not expired or been validly withdrawn.  The sale and delivery by Seller of the Interest to Buyer pursuant to this Agreement will vest in the Buyer legal and valid title to the Interest, free and clear of all Liens, security interests, adverse claims or other encumbrances of any character whatsoever, other than encumbrances created by Buyer and restrictions on the resale of the Interest under applicable securities laws (“Encumbrances”).

(d)           Brokers, Finders, and Agents.  Except for Hunter Wise Securities, LLC, and its parent Hunter Wise Financial Group, LLC, Seller is not, directly or indirectly, obligated to anyone acting as broker, finder or in any other similar capacity in connection with this Agreement or the transactions contemplated hereby.  Except for Hunter Wise Securities, LLC, and its parent Hunter Wise Financial Group, LLC, no Person has or, immediately following the consummation of the transactions contemplated by this Agreement, will have, any right, interest or valid claim against the Subsidiary, Seller or Buyer for any commission, fee or other compensation as a finder or broker in connection with the transactions contemplated by this Agreement, nor are there any brokers’ or finders’ fees or any payments or promises of payment of similar nature, however characterized, that have been paid or that are or may become payable in connection with the transactions contemplated by this Agreement, as a result of any agreement or arrangement made by the Seller.

(e)           Acquisition for Investment. Seller is acquiring the Shares solely for its own account for the purpose of investment and not with a view to or for resale in connection with a distribution.  Seller does not have a present intention to sell the Shares, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of the Shares to or through any person or entity; provided, however, that by making the representations herein, Seller does not agree to hold the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with federal and state securities laws applicable to such disposition.  Seller acknowledges that it is able to bear the financial risks associated with an investment in the Shares and that it has been given full access to such records of the OTC Company and the subsidiaries and to the officers of the OTC Company and the subsidiaries and received such information as it has deemed necessary or appropriate to conduct its due diligence investigation and has sufficient knowledge and experience in investing in companies similar to the OTC Company in terms of the OTC Company’s stage of development so as to be able to evaluate the risks and merits of its investment in the OTC Company.  Seller further acknowledges that Seller understands the risks of investing in companies which operate primarily in the Republic of Namibia and that the purchase of the Shares involves substantial risks.

(f)            Information on Company.    Seller has received in writing from the OTC Company such information concerning its operations, financial condition and other matters as Seller has requested in writing, and considered all factors it deems material in deciding on the advisability of investing in the Shares.

(g)           Shares Legend.  The Shares shall bear the following or similar legend:

“THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR APPLICABLE STATE SECURITIES LAWS.  THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT, OR OTHERWISE.  NOTWITHSTANDING THE FOREGOING, THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THESE SECURITIES.”

(h)           Restricted Securities.   Seller understands that the Shares have not been registered under the Securities Act and Seller will not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Shares unless pursuant to an effective registration statement under the Securities Act, or unless an exemption from registration is available.  Notwithstanding anything to the contrary contained in this Agreement, Seller may transfer (without restriction and without the need for an opinion of counsel) the Shares to its Affiliates (as defined below) provided that each such Affiliate is an “accredited investor” under Regulation D and such Affiliate agrees to be bound by the terms and conditions of this Agreement. For the purposes of this Agreement, an “Affiliate” of any person or entity means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such person or entity.  For purposes of this definition, “control” means the power to direct the management and policies of such person or firm, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

(i)            No Governmental Review.   Seller understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Shares or the suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

(k)           Short Sales and Confidentiality. Other than the transaction contemplated hereunder, Seller has not directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with the Seller, executed any disposition, including short sales (but not including the location and/or reservation of borrowable shares of common stock), in the securities of the OTC Company during the period commencing from the time that the Seller first received a term sheet from Buyer or any other person setting forth the material terms of the transactions contemplated hereunder until the date that the transactions contemplated by this Agreement are first publicly announced.  Seller covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the OTC Company, the Seller will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

(l)           Representations, Warranties and Covenants of Non-U.S. Persons.

(i)           Seller understands that the investment offered hereunder has not been registered under the Securities Act.

(ii)           Seller agrees and acknowledges that it was not, a “U.S. Person” at the time the Seller was offered the Shares and as of the date hereof:

(A)           Any natural person resident in the United States;

(B)	Any partnership or corporation organized or incorporated under the laws of the United States;

(C)	Any estate of which any executor or administrator is a U.S. person;

(D)           Any trust of which any trustee is a U.S. person;

(E)	Any agency or branch of a foreign entity located in the United States;

(F)	Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

(G)	Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident of the United States; and

(H)
Any partnership or corporation if (i) organized or incorporated under the laws of any foreign jurisdiction and (ii) formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) of Regulation D promulgated under the Securities Act) who are not natural persons, estates or trusts.

“United States” or “U.S.” means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

(iii)           Seller understands that no action has been or will be taken in any jurisdiction by the OTC Company that would permit a public offering of the Shares in any country or jurisdiction where action for that purpose is required.

(iv)           The Seller (i) as of the execution date of this Agreement is not located within the United States, and (ii) is not purchasing the Shares for the account or benefit of any U.S. Person, except in accordance with one or more available exemptions from the registration requirements of the Securities Act or in a transaction not subject thereto.

(v)           The Seller will not resell the Shares except in accordance with the provisions of Regulation S (Rule 901 through 905 and Preliminary Notes thereto), pursuant to a registration statement under the Securities Act, or pursuant to an available exemption from registration; and agrees not to engage in hedging transactions with regard to such securities unless in compliance with the Securities Act.

(vi)           The Seller will not engage in hedging transactions with regard to shares of the OTC Company prior to the expiration of the distribution compliance period specified in Category 2 or 3 (paragraph (b)(2) or (b)(3)) in Rule 903 of Regulation S, as applicable, unless in compliance with the Securities Act; and as applicable, shall include statements to the effect that the securities have not been registered under the Securities Act and may not be offered or sold in the United States or to U.S. persons (other than distributors) unless the securities are registered under the Securities Act, or an exemption from the registration requirements of the Securities Act is available.

(vii)           No form of “directed selling efforts” (as defined in Rule 902 of Regulation S under the Securities Act), general solicitation or general advertising in violation of the Securities Act has been or will be used nor will any offers by means of any directed selling efforts in the United States be made by the Seller or any of their representatives in connection with the offer and sale of the Shares.

7.           Representations and Warranties of Seller with respect to the Subsidiary. Seller represents and warrants to Buyer, with respect to the Subsidiary, that:

(a)           Organization and Standing.  the Subsidiary is duly incorporated and validly existing under the laws of the Republic of Namibia, and has all requisite corporate power and authority to own or lease its properties and assets and to conduct its business as it is presently being conducted.  The Subsidiary does not own any equity interest, directly or indirectly, in any other Person or business enterprise.  the Subsidiary is qualified to do business and is in good standing in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect upon its assets, properties, financial condition, results of operations or business.  No corporate proceedings on the part of the Subsidiary are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

(b)           Capitalization.  At the date of this Agreement, the authorized capital stock of the Subsidiary consists of 4,000 ordinary shares, par value one Namibian dollar per share, of which 100 ordinary shares are issued and outstanding.  The Subsidiary has no other class or series of equity securities authorized, issued, reserved for issuance or outstanding.  There are (x) no outstanding options, offers, warrants, conversion rights, contracts or other rights to subscribe for or to purchase from the Subsidiary, or agreements obligating the Subsidiary to issue, transfer, or sell (whether formal or informal, written or oral, firm or contingent), shares of capital stock or other securities of the Subsidiary (whether debt, equity, or a combination thereof) or obligating the Subsidiary to grant, extend, or enter into any such agreement and (y) no agreements or other understandings (whether formal or informal, written or oral, firm or contingent) which require or may require the Subsidiary to repurchase any of its Common Stock.  There are no preemptive or similar rights granted by the Subsidiary with respect to the Subsidiary’s capital stock.  There are no anti-dilution or price adjustment provisions contained in any security issued by the Subsidiary.  The Subsidiary is not a party to any registration rights agreements, voting agreements, voting trusts, proxies or any other agreements, instruments or understandings with respect to the voting of any shares of the capital stock of the Subsidiary, or any agreement with respect to the transferability, purchase or redemption of any shares of the capital stock of the Subsidiary.  Neither the grant of the Option nor sale of the Interest to Buyer obligate the Subsidiary to issue any shares of capital stock or other securities to any person (other than Buyer) and will not result in a right of any holder of the Subsidiary securities, by agreement with the Subsidiary, to adjust the exercise, conversion, exchange or reset price under such securities.  The outstanding shares are all duly and validly authorized and issued, fully paid and non-assessable.  The Seller will cause the Subsidiary not to issue, or resolve or agree to issue, any securities to any party, other than Buyer, prior to the Option Exercise Closing.  The Interest represents 100% of the outstanding capital stock of the Subsidiary, on a fully-diluted basis.

(c)           Status of the Interest.  The shares representing the Interest (i) have been duly authorized, validly issued, fully paid and are non-assessable, and will be such at the Option Exercise Closing, (ii) were issued in compliance with all applicable securities laws, and will be in compliance with such laws at the Option Exercise Closing, (iii) subject to restrictions under this Agreement, and applicable securities laws, have the rights and preferences set forth in its charter documents (the “Subsidiary Charter”), as amended, and will have such rights and preferences at the Option Exercise Closing, and (iv) are free and clear of all Encumbrances and will be free and clear of all Encumbrances at the Option Exercise Closing (other than Encumbrances created by Buyer and restrictions on the resale of the Interest under applicable securities laws).

(d)           Conflicts; Defaults.  The execution and delivery of this Agreement by the Seller and the performance by the Seller of the transactions and obligations contemplated hereby and thereby to be performed by it do not (i) violate, conflict with, or constitute a default under any of the terms or provisions of, the Subsidiary Charter, as amended, or any provisions of, or result in the acceleration of any obligation under, any contract, note, debt instrument, security agreement or other instrument to which the Subsidiary is a party or by which the Subsidiary, or any of the Subsidiary’s assets, is bound; (ii) result in the creation or imposition of any Encumbrances or claims upon the Subsidiary’s assets or upon any of the shares of capital stock of the Subsidiary; (iii) constitute a violation of any law, statute, judgment, decree, order, rule, or regulation of a Governmental Authority applicable to the Subsidiary; or (iv) constitute an event which, after notice or lapse of time or both, would result in any of the foregoing.

(e)           Absence of Litigation.  There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or threatened in writing against or affecting the Subsidiary.

(f)           Brokers, Finders, and Agents.  Except for Hunter Wise Securities, LLC, and its parent Hunter Wise Financial Group, LLC, the Subsidiary is not, directly or indirectly, obligated to anyone acting as broker, finder or in any other similar capacity in connection with this Agreement or the transactions contemplated hereby.  Except for Hunter Wise Securities, LLC, and its parent Hunter Wise Financial Group, LLC, no Person has or, immediately following the consummation of the transactions contemplated by this Agreement, will have, any right, interest or valid claim against the Subsidiary, the Seller or Buyer for any commission, fee or other compensation as a finder or broker in connection with the transactions contemplated by this Agreement, nor are there any brokers’ or finders’ fees or any payments or promises of payment of similar nature, however characterized, that have been paid or that are or may become payable in connection with the transactions contemplated by this Agreement, as a result of any agreement or arrangement made by the Subsidiary.

(g)           Absence of Liabilities.  The Subsidiary has no liabilities or obligations of any kind or nature, except as set forth on Schedule 7(g) hereto, as may be updated and supplemented by the Seller at any time prior to the Option Exercise Closing.

(h)           No Agreements.  Except as set forth on Schedule 7(h) hereto, the Subsidiary is not a party to any agreement, commitment or instrument, whether oral or written, which imposes any obligations or liabilities on the Subsidiary after the Option Exercise Closing.

(i)           Taxes.

(i)             the Subsidiary has timely filed all state, local and foreign returns, estimates, information statements and reports relating to Taxes (“Returns”) required to be filed by the Subsidiary with any Tax authority prior to the date hereof, except such Returns which are not material to the Subsidiary.  All such Returns are true, correct and complete and the Subsidiary has no basis to believe that any audit of the Returns would cause a Material Adverse Effect upon the Subsidiary or its financial condition.  The Subsidiary has paid all Taxes shown to be due on such Returns.

(ii)            All Taxes that the Subsidiary is required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper governmental authorities to the extent due and payable.

(iii)           The Subsidiary has no material Tax deficiency outstanding, proposed or assessed against the Subsidiary, and the Subsidiary has not executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

(iv)           No audit or other examination of any Returns of the Subsidiary by any Tax authority is known by the Subsidiary to be presently in progress, nor has the Subsidiary been notified of any request for such an audit or other examination.

(v)           No adjustment relating to any Returns filed by the Subsidiary has been proposed in writing, formally or informally, by any Tax authority to the Subsidiary or any representative thereof.

(vi)           The Subsidiary has no liability for any Taxes for its current fiscal year, whether or not such Taxes are currently due and payable.

(j)           Corporate Records.  All records and documents relating to the Subsidiary known to the Seller, including, but not limited to, the books, shareholder lists, government filings, Tax Returns, consent decrees, orders, and correspondence, financial information and records (including any electronic files containing any financial information and records), and other documents used in or associated with the Subsidiary (the “Corporate Records”) are true, complete and accurate in all material respects.  The minute books of the Subsidiary known to the Seller contain true, complete and accurate records of all meetings and consents in lieu of meetings of the Board of Directors of the Subsidiary (and any committees thereof), similar governing bodies and shareholders (the “Minute Books”).  The Corporate Records and Minute Books, to the extent such documents have not been previously delivered to Buyer, will be delivered to Buyer at the Option Exercise Closing.

8.           Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller that:

(a)           Organization and Standing.  Buyer is duly incorporated and validly existing under the laws of the State of Nevada, and has all requisite corporate power and authority to own or lease its properties and assets and to conduct its business as it is presently being conducted.

(b)           Capacity of Buyer; Authorization; Execution of Agreements.  Buyer has all requisite power, authority and capacity to enter into this Agreement and to perform the transactions and obligations to be performed by it hereunder.  The execution and delivery of this Agreement by Buyer, and the performance by Buyer of the transactions and obligations contemplated hereby, including, without limitation, the purchase of the Interest from the Seller hereunder, have been duly authorized by all requisite corporate action of Buyer.  This Agreement constitutes a valid and legally binding agreement of Buyer, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of the United States (both state and federal), affecting the enforcement of creditors’ rights or remedies in general from time to time in effect and the exercise by courts of equity powers or their application of principles of public policy.

(c)           Purchase Entirely for Own Account. This Agreement is made with Buyer in reliance upon Buyer's representation to Seller that the Interest to be acquired by Buyer upon exercise of the Option will be acquired for investment for Buyer's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Buyer has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Buyer further represents that Buyer does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Interest. Buyer represents that it has full power and authority to enter into this Agreement.

(d)           Restricted Securities. Buyer understands that shares representing the Interest have not been, and will not be, registered under the Securities Act or state securities laws, by reason of a specific exemption from the registration provisions of the Securities Act. Buyer understands that such shares are characterized as "restricted securities" under the U.S. federal and state securities laws inasmuch as they are being acquired from Seller in a transaction not involving a public offering and that under such laws and applicable regulations, such shares may be resold without registration under the Securities Act only in certain limited circumstances.

9.           Covenants of the Parties.

9.1.           Access to Information; Notification of Certain Matters.

(a)           From the date hereof to the Option Exercise Closing and subject to applicable law, Seller shall (i) give to Buyer or its counsel reasonable access to the books and records of the Subsidiary, and (ii) furnish or make available to Buyer and its counsel such financial and operating data and other information about the Subsidiary as such Persons may reasonably request.

(b)           Each party hereto shall give notice to each other party hereto, as promptly as practicable after the event giving rise to the requirement of such notice, of:

(i)             any communication received by such party from, or given by such party to, any Governmental Authority in connection with any of the transactions contemplated hereby;

(ii)            any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; and

(iii)           any actions, suits, claims, investigations or proceedings commenced or, to its Knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Affiliates that, if pending on the date of this Agreement, would have been required to have been disclosed, or that relate to the consummation of the transactions contemplated by this Agreement; provided, however, that the delivery of any notice pursuant to this Section 9.1(b)(iii) shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

9.2           Interim Operations of the Subsidiary.  During the period from the date of this Agreement to the Option Exercise Closing, the Seller shall cause the Subsidiary to conduct their business only in the ordinary course of business consistent with past practice, except to the extent otherwise necessary to comply with the provisions hereof and with applicable laws and regulations.  Additionally, during the period from the date of this Agreement to the Option Exercise Closing, except as required hereby in connection with this Agreement, the Seller shall not permit the Subsidiary to do any of the following without the prior consent of the Purchaser: (i) amend or otherwise change its Charter, (ii) issue, sell or authorize for issuance or sale (including, but not limited to, by way of stock split or dividend), shares of any class of its securities or enter into any agreements or commitments of any character obligating it to issue such securities, other than in connection with the exercise of outstanding warrants or outstanding stock options granted to directors, officers or employees of the Subsidiary prior to the date of this Agreement; (iii) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property) with respect to its common stock, (iv) redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock, (v) enter into any material contract or agreement or material transaction or make any material capital expenditure other than those relating to the transactions contemplated by this Agreement, (vi) create, incur, assume, maintain or permit to exist any indebtedness except as otherwise incurred in the ordinary course of business, consistent with past practice, (vii) pay, discharge or satisfy claims or liabilities (absolute, accrued, contingent or otherwise) other than in the ordinary course of business consistent with past practice, (viii) cancel any material debts or waive any material claims or rights, (ix) make any loans, advances or capital contributions to, or investments in financial instruments of any Person, (x) assume, guarantee, endorse or otherwise become responsible for the liabilities or other commitments of any other Person, (xi) alter in any material way the manner of keeping the books, accounts or records of the Subsidiary or the accounting practices therein reflected other than alterations or changes required by GAAP or applicable law, (xii) enter into any indemnification, contribution or similar contract pursuant to which the Subsidiary may be required to indemnify any other Person or make contributions to any other Person, (xiii) amend or terminate any existing contracts in any manner that would result in any material liability to the Subsidiary for or on account of such amendment or termination, or (xiv) or change any existing or adopt any new tax accounting principle, method of accounting or tax election except as provided herein or agreed to in writing by Buyer.

9.3           Payment of Liabilities.  Prior to or at the Option Exercise Closing, Seller shall pay, or shall cause the Subsidiary to pay, in full any liabilities or obligations incurred by the Subsidiary and remaining outstanding at the Option Exercise Closing Date, excluding liabilities accrued in the ordinary course of business consistent with past practice and including any and all liabilities or obligations incurred by the Subsidiary in connection with the transactions contemplated by this Agreement.

9.4           Transfer of License.  Seller shall cause the Subsidiary to obtain from the respective Governmental Authorities of the Republic of Namibia by the Option Exercise Closing Date a valid registration of the transfer of the License to the Subsidiary pursuant to the Option Agreement.

9.5           Indemnification.  Seller hereby agrees to indemnify and hold harmless Buyer (the “Indemnified Party”) from and against any and all liabilities, obligations, claims, losses, expenses, damages, actions, liens and deficiencies (including reasonable attorneys’ fees) which exist, or which may be imposed on, incurred by or asserted against the Indemnified Party due to or arising out of any breach or inaccuracy of any representation, warranty, covenant, agreement or obligation of Seller hereunder or in any other certificate, instrument or document contemplated hereby or thereby (“Damages”), for a period of twelve (12) months from the Option Exercise Closing Date (the “Indemnification,” and the period herein is referred to as the “Indemnification Period”).  Seller shall not be obligated to make any payment for Indemnification in respect of any claims for Damages that are made by the Indemnified Party after the expiration of the Indemnification Period; provided, however, that the obligations of Seller under the Indemnification shall remain in full force and effect in respect of any claims for Damages which are made prior to, and remain pending at, the expiration of the Indemnification Period. The indemnification provided by this Section 9.5 shall be the sole pecuniary remedy of the Indemnified Party for any Damages; provided, however, that no remedies of the Indemnified Party for any breach by Seller of the representations and warranties contained in Section 6 shall be limited in any way by this Section 9.5.

9.6           OTC Company Shares. Buyer shall cause OTC Company to issue the Shares Closing to Seller promptly after the Option Grant.  The Shares shall be subject to a Lock-Up Agreement in the form of Exhibit B to the Subscription Agreement (the “Lock-Up Agreement”), and a Stock Escrow Agreement in the form of Exhibit C to the Subscription Agreement (the “Stock Escrow Agreement”) to be executed by and between the OTC Company and Buyer at the Option Grant Closing.

9.7           Registration of Transfer of Interest.  Seller undertakes hereby to execute and deliver such instruments, documents or other writings, and to take such actions as may be necessary or desirable to effectuate the registration of the transfer of the Interest to Buyer under the laws of the Republic of Namibia not later than five (5) business days after the Option Exercise Closing Date.

9.8           Working Capital.  Buyer undertakes hereby to provide to or for the benefit of the Subsidiary working capital in the amount of at least $260,000 on or before June 30, 2014. The foregoing obligation of Buyer shall be secured by the shares of the Subsidiary representing the Interest pursuant to the Pledge and Security Agreement in the form of Exhibit D attached hereto to be executed by Buyer in favor of Seller upon the Option Grant Exercise.

10.          Survival. The warranties, representations, and covenants of each of the Parties to this Agreement shall survive the consummation of the purchase and sale of the Interest herein described for twenty four (24) months.

11.           Termination.

11.1          This Agreement may be terminated at any time prior to the Closing:

(a)           by mutual written agreement of Buyer and Seller;

(b)           by either Buyer or Seller, if

(i)
the transactions contemplated by this Agreement shall not have been consummated by March 31, 2014; provided, however, that the right to terminate this Agreement under this Section 11.1(b)(i) shall not be available to any party whose breach of any provision of or whose failure to perform any obligation under this Agreement has been the cause of, or has resulted in, the failure of the transactions to occur on or before March 31, 2014; or

(ii)
a judgment, injunction, order or decree of any Governmental Authority having competent jurisdiction enjoining either Seller or Buyer from consummating the transactions contemplated by this Agreement is entered and such judgment, injunction, judgment or order shall have become final and non-appealable and, prior to such termination, the Parties shall have used their respective commercially reasonable efforts to resist, resolve or lift, as applicable, such judgment, injunction, order or decree; provided, however, that the right to terminate this Agreement under this Section 11.1(b)(ii) shall not be available to any party whose breach of any provision of or whose failure to perform any obligation under this Agreement has been the cause of such judgment, injunction, order or decree.

(c)           by Buyer, if a breach of or failure to perform any representation, warranty, covenant or agreement on the part of Seller set forth in this Agreement shall have occurred which would cause the conditions set forth in Section 5.1 and 5.3 not to be satisfied, and such breach or failure to perform has not been cured within thirty (30) days after notice of such breach or failure to perform has been given by Buyer to Seller.

11.2          Effect of Termination.  If this Agreement is terminated pursuant to Section 11.1,  there shall be no liability or obligation on the part of Buyer or Seller, or any of their respective officers, directors, shareholders, agents or Affiliates, except that (i) Seller shall return to Buyer a full amount of the Advance Payment within three (3) business days after the effective date of the termination of this Agreement, (ii) the provisions of this Section 11.2, Section 11.3 and Section 12 of this Agreement shall remain in full force and effect and survive any termination of this Agreement and (iii) notwithstanding anything to the contrary contained in this Agreement, no parties shall be relieved of or released from any liabilities or damages arising out of its material breach of or material failure to perform its obligations under this Agreement. If this Agreement is terminated by Buyer pursuant to Section 11.1(c), in addition to the foregoing, Seller shall assign to Buyer the option to acquire 100% undivided interest in the License as set forth in Section 4 of the Option Agreement, as amended, within three (3) business days after the effectiveness of the termination of this Agreement.

11.3          Expenses.  Whether or not the transactions contemplated by this Agreement are consummated, all fees and expenses of any party hereto incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees and expenses.

12.           Miscellaneous Provisions.

(a)           Waivers and Amendments.  This Agreement may be amended or modified in whole or in part only by a writing which makes reference to this Agreement executed by all of the parties hereto.  The obligations of any party hereunder may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the party claimed to have given the waiver; provided, however, that any waiver by any party of any violation of, breach of, or default under any provision of this Agreement or any other agreement provided for herein shall not be construed as, or constitute, a continuing waiver of such provision, or waiver of any other violation of, breach of or default under any other provision of this Agreement or any other agreement provided for herein.

(b)           Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and be deemed to have been duly given (a) when personally delivered or sent by facsimile transmission (the receipt of which is confirmed in writing), (b) one Business Day after being sent by a nationally recognized overnight courier service or (c) five Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, and if intended for either Party shall be addressed to the address provided below each Party's name on the signature page of this Agreement. Any Party, by written notice to the other Party, may change the address for notices to be delivered.

(c)           Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that Seller may not assign or transfer its rights hereunder without the prior written consent of Buyer, and Buyer may not assign or transfer its rights under this Agreement without the consent of Seller.

(d)           Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions of this Agreement shall continue in full force and effect without being impaired or invalidated in any way and shall be construed in accordance with the purposes and intent of this Agreement.

(e)           Entire Agreement. This Agreement contains the entire agreement of the Parties, and supersedes any prior written or oral agreements between them concerning the subject matter contained herein. There are no representations, agreements, arrangements, or understandings, oral or written, between and among the Parties, relating to the subject matter contained in this Agreement, which are not fully expressed herein.

(f)            Counterparts; Facsimile and Electronic Signatures.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together will constitute one and the same instrument.  The signature pages hereto in facsimile copy or other electronic means, including e-mail attachment, shall be deemed an original for all purposes.

(g)           Governing Law and Submission to Jurisdiction.  This Agreement shall in all respects be governed by and construed in accordance with the internal substantive laws of the State of New York without giving effect to the principles of conflicts of law thereof.  Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any other party or its successors or assigns shall be brought and determined in any New York State or federal court sitting in New York County, New York, and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby.  Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in the State of New York as described herein.  Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in New York as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(h)           Schedules.  The schedules and exhibits attached to this Agreement are incorporated herein and shall be part of this Agreement for all purposes.

(i)            Public Announcements.  The parties shall consult with each other before issuing, and provide each other a reasonable opportunity to review and comment upon, any press release or public statement including necessary Company’s filings with the SEC with respect to this Agreement and the transactions contemplated hereby and, except as may be required by applicable law, will not issue any such press release or make any such public statement prior to such consultation.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the Effective Date.

SELLER

NMC CORP.

By:
Name:
Its:
Address:

BUYER

AFRICAN GRAPHITE, INC.

By:
Name:
Its:
Address: 318 North Carson Street, Suite 208 Carson City, NV 89701 USA